POWER OF ATTORNEY

 Know all persons by these presents, that the undersigned,
Michael D. Daniels, hereby constitutes
and appoints each of Jennifer E. Vollmer, Savonne L. Ferguson,
Susan Penry Williams and S. Elliott Cohan, signing singly, the undersigned's true and lawful attorney-in-fact and agent in any and all capacities to:

1. Execute for and on behalf of the undersigned, in the
undersigned's capacity as a director or officer of Mercantile
Absolute Return Master Fund LLC, Mercantile Alternative
Strategies Master Fund LLC, Mercantile Long-Short Manager Master
Fund LLC, Mercantile Absolute Return Fund LLC, Mercantile
Alternative Strategies Fund LLC, Mercantile Long-Short Manager
Fund LLC, Mercantile Absolute Return Fund For Tax-
Exempt/Deferred Investors (TEDI) LLC, Mercantile Alternative
Strategies Fund For Tax-Exempt/Deferred Investors (TEDI) LLC,
Mercantile Long-Short Manager Fund For Tax-Exempt/Deferred
Investors (TEDI) LLC (the "Funds"), Form ID and Forms 3, 4 and
5 in accordance with the undersigned's instructions
and Section 16(a) of the Securities
Exchange Act of 1934 and the rules under that Act;

2. Do and perform any and all acts for and on behalf of
the undersigned that may be necessary or desirable to complete and execute any such Form ID, 3, 4 or 5, complete and
execute any amendment or amendments to those forms, and
timely file those forms with the United States Securities
and Exchange Commission, any stock exchange or similar
authority and the Funds; and

3. Take any other action of any type whatsoever in connection with the foregoing which, in the opinion of the attorney-in-fact, may be of benefit to, in the best interest of, or legally
required by, the undersigned, it being understood that the
documents executed by the attorney-in-fact on behalf of
the undersigned pursuant to this Power of Attorney shall be
in such form and shall contain any terms and conditions as
the attorney-in-fact may approve in the attorney-in-fact's
 discretion.

The undersigned grants to each attorney-in-fact full power
and authority to do and perform any and every
act and thing whatsoever requisite, necessary, or proper
 to be done in the exercise of any of the rights and
powers granted in this Power of Attorney, as fully to all
 intents and purposes as the undersigned might or
could do if personally present, with full power of substitution or revocation. The undersigned hereby
ratifies and confirms all that the attorney-in-fact,
or the attorney-in-fact's substitute or substitutes, shall
lawfully do or cause to be done by virtue of this power of
attorney and the rights and powers herein
granted.

IN WITNESS WHEREOF, the undersigned has hereunto set his hand and seal as of the date set
forth below.

/s/Michael D. Daniels
Name:  Michael D. Daniels
Title:    Treasurer
Date: 1/4/ 2007

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